EXHIBIT 10.21

NINTH AMENDMENT

TO THE FIRST RESTATEMENT OF THE

MERIT MEDICAL SYSTEMS, INC. 401(k) PROFIT SHARING PLAN

                                                This Ninth Amendment to the First Restatement of the Medical Systems, Inc. 401(k) Profit Sharing Plan (the “Plan”) is adopted effective as of April 1, 2007 by Merit Medical Systems, Inc. (the “Employer”) as principal sponsor of the Plan.

                                                WHEREAS, it is necessary and desirable to amend the Plan to provide that employees commencing employment with the Employer on or after April 1, 2007 must first complete 90 days of continuous eligible employment to participate in the Plan and that temporary employees hired on or after April 1, 2007 are eligible for participation only if they complete at least 1,000 hours of service in a year.

                NOW, THEREFORE, the Employer hereby amends the Plan as follows:

1.             Article I of the Plan is hereby amended to add a new definition, “Temporary Employee,” as Section 50A to read as follows:

“50.A      Temporary Employee.  An Employee who the Employer classifies as a “temporary employee” under the Employer’s system of personnel classification.”

2.             Article I, Section 60, of the Plan, the definition of “Year of Service,” is hereby amended to add the following paragraph at the end thereof:

“D.          In the case of a Temporary Employee first commencing employment with an Employer on or after April 1, 2007, for participation purposes, a Year of Service means: (i) the period consisting of the first consecutive twelve months of the Temporary Employee’s employment with the Employer if the Temporary Employee completes at least 1,000 Hours of Service during that twelve-month period; or (ii) any Plan Year ending after the Temporary Employee’s first twelve months of employment during which the Temporary Employee completes at least 1,000 Hours of Service (or in the case of a Plan Year consisting of less than twelve months, at least that number of Hours of Service equal to 1,000 multiplied by a fraction the numerator of which is the number of months in the partial Plan Year and the denominator of which is twelve).”

3.             Article II B of the Plan, dealing with participation, is amended to read as follows:

“B.          Participation Requirements and Commencement.

(1)           Any Employee who first commences employment with the Employer prior to April 1, 2007 shall become a Participant on the Entry Date he or she first renders one Hour of Service for the Employer as an Employee within the eligible class.

(2)           Any Employee who first commences employment with the Employer on or after April 1, 2007 shall become a Participant on the Entry Date on which he or she completes ninety (90) days of continuous employment within the eligible class for the Employer; provided, however, that a Temporary Employee who first commences employment for the Employer on or after April 1, 2007 shall be eligible to participate only upon the earlier of (i) the Entry Date on which he or she completes one Year of Service, or (ii) the date he or she transfers from Temporary Employee status to another status within the eligible class of Employees and completes at least ninety (90) days of continuous service.  No Employee who first commences employment with the Employer on or after April 1, 2007 shall be eligible to participate in the Plan unless and until he or she first meets the ninety (90) days of continuous service requirement or Year of Service requirement, as applicable, set forth in the immediately preceding sentence.

(3)           For purposes of this Article II B, the “Entry Dates” are each day of the Plan Year.”

IN WITNESS WHEREOF, the Employer has caused this Ninth Amendment to be executed this 31 day of March, 2007.

MERIT MEDICAL SYSTEMS, INC.

By:	/s/ Fred P. Lampropoulos
Name:	Fred P. Lampropoulos
Its:	President and CEO